FIRST AMENDMENT
TO
AGREEMENT FOR THE
PURCHASE AND SALE OF PROPERTY

THIS FIRST AMENDMENT TO AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (“Amendment”), is made effective as of February 25, 2016, by and between HAWAII FUNDING LLC, a Delaware limited liability company (the “Seller”), DIAMOND RESORTS KONA DEVELOPMENT, LLC, a Delaware limited liability company (the “Buyer”), and DIAMOND RESORTS INTERNATIONAL, INC., a Delaware corporation (the “Co-Acquirer”).

RECITALS:

WHEREAS, Seller, Buyer and Co-Acquirer entered into that certain Agreement for the Purchase and Sale of Property with an Effective Date (as defined therein) of July 28, 2015 (the “Agreement”);

WHEREAS, the Agreement provides for a Feasibility Period within which Buyer and Seller are to perform certain matters in connection with development of the Project;

WHEREAS, Seller and Buyer are aware of the status of the development of the Project and wish to extend the Feasibility Period; and

WHEREAS, the parties now desire to modify, amend and supplement the terms of the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of these premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.
2.    Extension of Feasibility Period. The “Feasibility Period” as defined in Section 4.2 of the Agreement is hereby extended to June 30, 2016. Accordingly, the term “Feasibility Period” as used in the Agreement shall now mean and refer to the period of time commencing on the Effective Date and ending on June 30, 2016.
3.    Extension of Termination Outside Date. The “Termination Outside Date” as defined in Section 4.2 of the Agreement is hereby extended to July 7, 2016.
4.    Counterparts and Facsimile Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original. Facsimile copies or PDF copies sent by email of this Amendment and any signatures thereon shall be considered for all purposes as originals.

5.    Miscellaneous. Except as expressly modified by this Amendment, the Agreement remains unmodified and in full force and effect. This Amendment along with the Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to such matters. Any future reference to the Agreement shall be deemed to be a reference to the Agreement, as amended by this Amendment. This Amendment may not be modified or terminated orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest. The foregoing Recitals are hereby incorporated into the Agreement.

[Remainder of page intentionally left blank; signatures follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed in duplicate and their respective seals to be affixed hereunto as of the day, month and year first above written.

BUYER:

DIAMOND RESORTS KONA DEVELOPMENT,                         LLC, a Delaware limited liability company

By:    /s/ Howard S. Lanznar
Name:     Howard S. Lanznar                Title:    EVP and Chief Administrative Officer

CO-ACQUIRER:

DIAMOND RESORTS INTERNATIONAL, INC.,                         a Delaware corporation

By:    /s/ Howard S. Lanznar
Name:     Howard S. Lanznar                Title:    EVP and Chief Administrative Officer

SELLER:

HAWAII FUNDING LLC,
a Delaware limited liability company

By:    /s/ Steven E. Orbuch
Name: Steven E. Orbuch
Title:    Authorized Person